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THE ART AND SCIENCE OF

TRANSFORMATION

Impact Report 2018

THE ART & SCIENCE OF TRANSFORMATION

CREATING THE FUTURE IS IN OUR DNA. From helping NASA launch the U.S. space program to engineering solutions for the International Space Station, from helping the Navy gear up for World War II to modernizing military readiness and healthcare today, from assisting businesses with 20th-century strategy to equipping them for 21st-century cybersecurity—we fuse elements of art and science to help organizations transform.

THE ART. We use our creative, collaborative approach to design elegant solutions that help the government and companies work smarter, safer, and faster. Our people understand our clients’ concerns, and they trust us to make their missions our own.

THE SCIENCE. We invent new ways to preempt cyber attacks, use artificial intelligence to automate routine healthcare tasks, and accomplish large-scale digital transformation. And we prototype and build products to enhance system performance—from the F-35 combat plane to the GPS satellite system.

It’s mixing both that moves people ahead. The company that invented management consulting pioneers technology to accelerate advantages today. We link our understanding of people, processes, and strategies to emerging capabilities, helping clients master their journey.

At Booz Allen, we empower people to change the world. The following stories showcase the teams who make transformation possible. See how our people use their passion to showcase their purpose at Booz Allen.

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We believe we are well positioned to capture market upside as clients across our business embrace new technologies. HORACIO D. ROZANSKI President and Chief Executive Officer

DEAR COLLEAGUES AND FELLOW STOCKHOLDERS,

As a company in business for more than a century, Booz Allen Hamilton prides itself on anticipating the future and doing work that makes the biggest difference. We are committed to empowering people to change the world, which means taking on our clients’ most complex problems and applying the best talent and technology to solve them. In doing so, we transform missions and organizations and position both our firm and our clients for long-term success.

In fiscal year 2018, we solidified our standing as the company that works at the intersection of technology and mission, a nexus where we can create the most value for clients. As our core U.S. government market improved, particularly in defense and intelligence, we pushed forward with our Vision 2020 growth strategy and achieved record revenue and earnings.

Throughout the year, we continued to build our talent base in size and skill, a critical priority as the pace of technological change accelerates and puts new demands on our clients. We also remained focused on innovation so that we always press the boundaries of what is possible—from artificial intelligence to platform cyber to directed energy.

Booz Allen is clearly differentiated in the market because of our long-standing relationships with clients, deep knowledge of their priorities, and ability to integrate advanced capabilities in consulting, digital solutions, analytics, cyber, and engineering. We believe this differentiation, grounded in a culture of collaboration and passionate service, sets us apart. We successfully set a strategic path and have been executing against it since 2013, and we believe this has primed our firm for continued quality growth in the years ahead.

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OPERATIONAL AND FINANCIAL STRENGTH

In the year ending March 31, 2018, Booz Allen again delivered outstanding financial results, with record profitability underpinned by a third-consecutive year of industry-leading organic revenue growth[1]:

+ Gross revenue increased 6.3 percent to a record $6.2 billion

+ Revenue, excluding billable expenses[2], grew 6.3 percent to $4.3 billion

+ Net income increased 21 percent to $305 million

+ Adjusted EBITDA[2] grew 6.9 percent to $585 million, the highest level since our initial public offering

+ Adjusted net income[2] increased 13.5 percent to $298 million

+ Adjusted diluted earnings per share[2] (ADEPS) were $2.01, up from $1.75 in fiscal 2017

+ We returned $373 million to shareholders through regular dividends and share repurchases

+ Total backlog at fiscal-year end was $16.0 billion, up 18 percent after hitting an all-time high of $16.7 billion at the end of the second quarter

+ Headcount grew by more than 1,300 to 24,639

The people of Booz Allen are delivering high-quality work to clients and winning new business across U.S. defense, intelligence, and civil agencies, as well as the global commercial market. Global commercial remains the smallest but fastest-growing part of our business, with revenue increasing nearly 30 percent in fiscal 2018. In October, we purchased Cincinnati-based Morphick Inc., a leader in cyber detection and response services, to bolster our successful cyber-focused strategy in commercial. Over the course of the year, we also greatly expanded our work for U.S. allied governments and commercial clients in the Middle East, while continuing to expand our footprint and capabilities in Asia.

A LOOK AHEAD

As fiscal year 2019 begins, Booz Allen’s Board of Directors and Leadership Team are confident about the future. We believe that our firm is at a pivotal point—unified by shared purpose and values, energized by our strategic progress and position in the market, and growing strongly as we expand our offerings and client base.

1 Industry consists of CACI International, Engility Holdings, Leidos Holdings, ManTech International, and Science Applications International Corp.

2 These measures are non-GAAP financial measures. For a reconciliation of these measures to GAAP, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in Part II Item 7 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

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We also continue to earn external accolades. Fortune named Booz Allen as one of the World’s Most Admired Companies and Forbes selected us as one of the Top Employers for Veterans and one of the Best Management Consulting Firms for 2017. We also have been honored with industry awards that showcase our employer brand, including One of the 9 Best Management Consulting Firms by Business Insider, a Top Company for People with Disabilities by DiversityInc, Best for Vets by Military Times, a Top Company of 2017 by LinkedIn, and have again been named to Working Mother magazine’s list of 100 Best Companies.

These positive dynamics are in play just as rising federal budgets, demand for technology solutions, accelerating technological change, and a healthy global economy are creating even more opportunity for our firm. We believe we are well positioned to capture market upside as clients across our business embrace new technologies. And our unique business model, based on our partnership culture and single P&L, gives us ample scale, range, and flexibility to anticipate and rapidly react to growing demand in the areas where we have built our most differentiated technical solutions.

As a result, our goal is to drive an increase in ADEPS of 50 percent over the next three years through:

+ Annual revenue growth of 6–9 percent

+ Margin expansion of 10 to 30 basis points over three years

+ And about $1.4 billion in capital deployment, including dividends, over three years, as market conditions allow

We aim to deliver on these financial objectives while also continuing to invest in innovation and new business lines that we believe could fuel additional growth and profitability over the longer term.

As always, the talent and dedication of the people of Booz Allen are the foundation of our success. Their desire to empower people to change the world animates all we do for clients, our communities, and each other. It is a privilege to represent their transformational work and strong financial performance year after year. We look forward to reaching our aspirations in fiscal 2019 and beyond.

RALPH W. SHRADER, PH.D. Chairman of the Board	HORACIO D. ROZANSKI President and Chief Executive Officer

<< | OUR STORIES | >>	To learn more about the purpose, values, and transformative work of Booz Allen Hamilton, visit BoozAllen.com/impact2018.	Impact Report 2018 | iv

OUR STORIES

Transforming Our Clients

1|	TECH SOLUTIONS GIVE WARFIGHTERS THE EDGE	11|	FROM CYBER ATTACK TO CYBER RESILIENCE	21|	TRANSFORMING THE FUTURE

4|	TRANSFORMING HOW VETERANS’ BENEFITS CLAIMS ARE PROCESSED	14|	SECURING MOBILE DEVICES FOR THE U.S. DEPARTMENT OF DEFENSE	22|	STREAMLINING SERVICES, SOFTWARE, AND SOLUTIONS

7|	TRANSFORMING THE TAXPAYER EXPERIENCE	17|	BOOZ ALLEN CYBER: CERTIFIED BY THE BEST	24|	HELPING OUR CLIENTS TRANSFORM

8|	ONE TASK, MANY FUNCTIONS— BIG BENEFITS FOR CLIENTS	18|	MEETING THE DEMAND FOR NETWORK TRANSFORMATION
Transforming Ourselves

26|	ELEVATING WOMEN IN THE WORKPLACE	30|	A NEW DAY IN DISASTER RESPONSE	33|	ONE EMPLOYEE’S EXTRAORDINARY GIFT

29|	SUPPORTING WOMEN IN THE WORKPLACE	32|	5 KEYS TO TECHNOLOGY TRANSFORMATION
Appendix

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TRANSFORMING

OUR CLIENTS

Booz Allen integrates creativity with technology to take clients beyond the expected. The art is seeing the true nature of the problem; the science is applying never-before-tried ideas and capabilities to solve it. We transformed how veterans’ benefits are processed, how defense leaders access critical data, and how warfighters receive essential training.

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TECH SOLUTIONS

GIVE WARFIGHTERS THE EDGE

IN BATTLE, TECHNOLOGY TOOLS CAN MAKE THE DIFFERENCE

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The Soldier pauses, leans against his vehicle, squinting

against the Afghan sun. He feels tremendous pressure

as he scans the horizon, repeating his search pattern

to identify possible hazards. He knows the statistics:

Since the U.S. sent troops to Afghanistan in 2001,

more than 2,000 service members have died,

and 60 percent of those deaths are attributed

to improvised explosive devices (IED).

The Soldier takes a deep breath and relies on his

training to get him through this deployment.

The training he receives is constantly updated with

information about the latest threats—thanks

to Booz Allen scientists, engineers, systems

developers, digital solutions experts,

and many others who offer

forward-leaning solutions that give

the defense and intelligence

community a technical edge.

Here’s a look at just a few of the

advanced solutions we offer:

+  VIRTUAL AND AUGMENTED REALITY (VR/AR)
TRAINING. Derald Wise is a Booz Allen VR/AR
expert who leads a development team creating
immersive training applications for deploying
Soldiers. Immersive training lets Soldiers practice
before they experience the real thing—

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such as encountering an IED or employing Counter Unmanned Aircraft Systems (C-UAS). Derald, a veteran himself, says that VR/AR helps Soldiers “experience the same conditions and environments they’ll be operating in, and in context with how they’ll execute their missions.”

+ FABRICATION/SIMULATION: In addition to encountering potential threats in a virtual world, Fabricator William Maxcy and Lead Engineer William Dietz can replicate the real thing from pictures and other specifications of threats (IEDs, drones, etc.) that U.S. Soldiers encounter. They make a copy—same materials, size, and mechanisms—in a matter of days. It’s immediately implemented into training where Soldiers are taught to identify and disarm—before they ever get deployed. “As veterans ourselves, if we can impart knowledge that keeps a Soldier or his or her buddy alive, that’s a good thing,” says Will.

+ AIR FORCE’S DISTRIBUTED COMMON GROUND SYSTEM (AF DCGS): Broadly defined as a weapons system, DCGS is an efficient, functional, and agile tool dedicated to processing and disseminating information to airmen. A cross-functional Booz Allen team is working with the Air Force to reimagine the capabilities of an international communications architecture by connecting multiple intelligence platforms. Most importantly, DCGS helps assess shifting battlefield threats—and save lives.

“The purpose of this program is to provide critical
intelligence to warfighters in theater,” says David Roberts, solutions architect. “The system provides images and
information on electronic signals in the field,
and it helps them better plan operations
and protect their position.” And we’re
doing it faster—designing, building,
testing, and deploying technology
that would typically take 3 to 5
years in as little as 18 months.

The advanced technology solutions we provide are just one way that Booz Allen is pushing the envelope and evolving the way we offer client solutions to the defense and intelligence community. Check out a related story to learn more about our training solutions to the warfighter.

As veterans ourselves,
if we can impart knowledge
that keeps a Soldier or
his or her buddy alive,
that’s a good thing.

WILLIAM  DIETZ

Lead Engineer

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TRANSFORMING HOW

VETERANS’ BENEFITS CLAIMS ARE PROCESSED

A SOFTWARE SOLUTION FOR U.S. DEPARTMENT OF
VETERAN AFFAIRS CLAIMS BACKLOG

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Every single one of us
has a veteran in our lives —
someone who volunteered
to put themselves in harm’s
way. As citizens, we’ve
promised to take care of them
and their families.

JOEY MORELAND
Chief Engineer

Facing an impossible backlog of veteran pension and disability claims, the U.S. Department of Veterans Affairs (VA) turned to Booz Allen to digitally transform its antiquated approach to claims processing. Developing in direct response to needs expressed by VA employees, we built the Veterans Benefits Management System (VBMS)—the software solution that’s helping VA deliver the timely assistance that veterans deserve.

“We all have a veteran in our lives—someone who volunteered to put themselves in harm’s way. As citizens, we’ve promised to take care of them and their families,” says Joey Moreland, one of Booz Allen’s chief engineers. “With VBMS, we’re equipping VA to keep that promise.”

music playing] Joey Moreland: In return for them volunteering, veterans are promised healthcare, education -- in general, to be taken care of, for their families to be taken care of, for their children to be taken care of. Female Speaker: It was a promise that wasn’t being kept before Booz Allen transformed the Veterans’ Benefits Management System, or VBMS. Elizabeth Buske: Floors in these VA offices were breaking because of the amount of paperwork -- sheer, stacked papers. What we’ve been able to do with VBMS is that they can electronically submit all of their paperwork. And so, the claims representative, wherever they are, can now look at their entire claim and they can distinguish what the recipient should receive. It’s just been life-changing. Joey Moreland: Every night we process the 1.3 million claims and figure out how to rebalance them across the country. Because every morning there’s work to do, right? Every day delayed is a veteran waiting. Randy Chitwood: When veterans have to wait a year to have their claim looked at, adjudicated, and rated, I mean, that’s ridiculous. I think in our small way we’ve helped that, and I can’t think of anything better than that. [music playing] [end of transcript]

BUCKLING THE FLOORBOARDS

Back when we started on VBMS, VA used a paper-based system to process pension and benefits claims. At one VA regional benefits office, the floorboards literally buckled under the weight of an unfathomable number of physical documents.

Veterans could only submit claims to their regional office. If one office was inundated while another was relatively idle, veterans in the inundated office’s region just waited longer.

As warfighters returned from various conflicts and benefits coverage expanded for some older veterans, more claims poured into an antiquated system that was already operating beyond capacity.

The result was a growing mountain of unprocessed claims. At the worst, nearly 611,000[1] claims languished in backlog. Veterans often had to wait over a year for access to benefits that many counted on for life and livelihood.

RESTORING THE PROMISE

Today, VBMS’ digital filing system intakes close to 1 million files daily[2], making them accessible online from any VA office. “Someone in Vermont can now work claims that originated in Oregon, Nebraska—anywhere,” says Elizabeth Buske, a Booz Allen digital solutions leader.

1  Veterans Benefits Administration Reports, “Claims Backlog,” https://www.benefits.va.gov/reports/mmwr_va_claims_backlog.asp

2  Office of Public and Intergovernmental Affairs, “VA has Converted Over 30 Percent of Disability Claims into Digital Files,” https://www.va.gov/opa/pressrel/pressrelease.cfm?id=2458

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The automated queuing system we designed distributes work between VA’s 56 regional benefits offices based on capacity rather than location, ensuring that veterans who have been waiting the longest receive priority, no matter where they reside.

With VBMS in place, VA’s claims backlog now hovers near 69,000[3]—its lowest point on record. The average time a veteran waits for a decision is down 68 percent from its peak[4].

“WE ASK THEM TO LIVE IT”

Throughout the project, our VBMS team epitomized Booz Allen’s consulting heritage with their steady support for the VA employees adopting the software as the new foundation of their day-to-day work. Regularly hosting groups of said employees at our offices was key to this effort.

“For 2 weeks out of every 12-week agile development cycle, we’d have VA employees from across the country come sit with us and test the software,” Joey says. “Just by working side-by-side, we learned something.”

These face-to-face dialogues helped us better understand the needs of our end users as we helped them learn the software and improved it using their feedback.

They also kept our developers focused on VA’s mission. “We ask our people to live our clients’ missions—not just do their jobs coding or debugging, but to remember why we do it,” Elizabeth says. “Meeting the people whose work ultimately connects veterans with their benefits helps us see how we’re changing lives for the better.”

3  Veterans Benefits Administration Reports, “Claims Backlog,” https://www.benefits.va.gov/reports/mmwr_va_claims_backlog.asp

4  The White House Office of the Press Secretary, “FACT SHEET: A Record of Serving Our Veterans,” https://obamawhitehouse.archives.gov/the-press-office/2016/07/31/fact-sheet-record-serving-our-veterans

We’ve continuously built, updated, and deployed software to 56 different field locations, delivering new functionality every 12 weeks so that veterans can have their claims adjudicated in a timely manner.

ELIZABETH BUSKE Digital Solutions Leader

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TRANSFORMING THE TAXPAYER EXPERIENCE

We’re helping the Internal Revenue Service (IRS) Office of Online Services change the conversation with U.S. taxpayers. Our team has developed and improved more than 25 digital products, including IRS.gov and the IRS2Go app. With a digital-first strategy, we’ve helped the IRS boost yearly revenue from electronic payments by $62 billion in 4 years while putting digital government into the hands of taxpayers.

HERE’S HOW WE’RE TRANSFORMING THE TAXPAYER EXPERIENCE

NEW IRS.GOV

Designed a fully responsive, secure, and mobile-friendly user interface, and migrated and deployed 125,000+ pages of crucial tax-related content

DATA-DRIVEN EXPERIENCE DESIGN

Collected actionable insights from 70+ field studies that redefined how taxpayers interact with products and services

NEW ANALYTICS & MEASUREMENT

Enhanced web analytics to more than 12 products, transitioning taxpayers from “window shoppers” to “buyers”

SECURE AUTHENTICATION & AUTHORIZATION

Improved access while detecting fraud by highlighting abnormal user behavior and suspicious activity

DELIVERING RESULTS WITH PEOPLE-FOCUSED STRATEGIES

655 Million Customers interacted online with the IRS

496 Million Visitors got answers to tax questions on IRS.gov

74 Million Mobile customers on IRS2Go app

11.5 Million Downloads of IRS2Go—the No. 1 most downloaded government mobile app ever

2.2 Million Visitors using new Online Account tool

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ONE TASK, MANY FUNCTIONS =

BIG BENEFITS FOR CLIENTS

GTMP IGNITES THE CLIENT EXPERIENCE AND

DELIVERS TRANSFORMATIVE SOLUTIONS

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I sleep better at night
because I know my son and other Soldiers had multiple touch points with the training that Booz Allen provides. I know that the work we do is saving lives.

TODD BURNETT

Deputy Program Manager

Todd Burnett is passionate about training today’s Soldiers for the challenges they’ll face during deployment. A retired Command Sergeant Major for the U.S. Army who spent 30 years as a counter-improvised explosive device (IED) expert, Todd is committed to his work as the Booz Allen deputy program manager for the Global Threat Mitigation Program (GTMP)—a game-changing program that’s redefining excellence in client service. That dedication is magnified by the fact that his own son is now deployed in Afghanistan doing the same counter-IED route clearance operations that Todd once did. And Booz Allen helped to train him.

“I sleep better at night,” Todd says, “because I know my son and other Soldiers had multiple touch points with the training that Booz Allen provides. I know that the work we do is saving lives.”

This training is just one aspect of GTMP, a complex grouping of work comprised of 13 separate functions that Booz Allen performs for the benefit of 50+ Department of Defense, intelligence community, and federal civilian clients. These 13 distinct functions have a common goal: mitigating threats around the globe.

“With GTMP, we embarked on something that hadn’t been tried before—if you bring together clients with similar needs and requirements, you can create efficiencies, lower costs, allow for collaboration and knowledge sharing, and streamline processes,” says Booz Allen Program Manager Adam Straub. And it’s worked. Military, intelligence, and other organizations operate independently from one another, which can make information-sharing more challenging. GTMP is designed to bring people together—with its own motto: Victory Through Partnership.

[music playing] Female Speaker: Threats to America’s war fighters and borders are constantly changing. Booz Allen’s Global Threat Mitigation Program, or GTMP, diffuses threats by transforming training, streamlining procurement, and fueling collaboration across military and intelligence commands. Anja Vaughn: What distinguishes the GTMP task order from others is that there’s 1,700-plus people on it for 50 different agencies and 140 unique work activities. Adam Straub: We’re the largest task order that was awarded in the history of the firm, with nearly a billion dollars of sealing. Heather Fortuna Bush: It’s not just about the content but the processes that are shared, that are benefitting the program as a whole. Forging connections between government entities and missions I don’t think that would traditionally collaborate. Adam Straub: The diversity of GTMP is amazing. Not only are we training soldiers, but we’re also briefing four-stars and the Secretary of Defense on how to mitigate and deter the next conflict. Female Speaker: It’s often a personal mission. Todd Burnett: When I was a battalion Sar-Major -- it’s been about 58 months in Iraq and Afghanistan. Had about 1,050 people, and I lost two soldiers. And both of them were killed by improvised explosive devices. So, it touched me and it made this where I wanted to save every life and change the world through training. An example: we find a box mine on the DMZ. We take a picture, we send it back to our fabricator; he replicates that, and in 72 hours we head it back and implement it into training. Adam Straub: Traditionally, the army takes four to seven years to introduce new threat mitigation tactics. We’re doing it in days. Todd Burnett: This program is literally saving lives every single day. [end of transcript]

Here are a few ways that GTMP is helping transform our clients’ missions:

ADVANCED THREAT ASSESSMENT

Considered the program’s “nucleus” according to Booz Allen Quality Manager Tamara Luikart, intelligence analysis and threat assessment gathered through GTMP is disseminated across the program’s 50+ organizations. “They use the information to fulfill their missions of keeping our nation and its citizens safe,” Tammy says.

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What’s more, all intelligence the program gathers is housed and shared through an existing defense information portal, where every GTMP organization and Booz Allen employees supporting the program can access it. GTMP training materials and other resources are also housed there.

TRAINING

Instructional design, virtual and augmented reality technology, and logistics and fabrication are among the numerous functions that support training delivery, mainly for the Army, on GTMP. Training is the program’s largest activity. “We ensure training is unified, standardized, and optimized. No matter where a Soldier is being trained, they receive the same content in a consistent manner,” Todd says.

Because of the advanced threat assessment, Booz Allen can assess and implement that new threat information into training module delivered to Soldiers in a matter of days, whereas it used to take months or even years.

And we’re not only taking care of our own Soldiers, we’re supporting the safety of the global community through our partner nation training for North Atlantic Treaty Organization (NATO) allies, Partnership for Peace countries, and the Global Peace Operations Initiative.

SCALE

GTMP is the largest task order at Booz Allen, with about 1,700 employees supporting it worldwide. GTMP supports military commands in all geographic locations, paving the way for military organizations to collaborate in new ways. It’s a flagship not only for Booz Allen but also for our government clients, who are looking to model future work based on this program’s success.

“GTMP is an amazing effort. It’s really difficult to summarize the work we’re doing in a few words. We’re saving lives around the globe. We’re fundamentally changing the way things have been done,” Adam says. “GTMP is a trailblazing endeavor, and we’ve spent 2.5 years paving new terrain for others to follow, on a smoother path to how we can deliver solutions to our clients—better, faster, and more efficiently.”

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FROM CYBER ATTACK TO

CYBER RESILIENCE

DISCOVER HOW BOOZ ALLEN IS DRIVING PROACTIVE CYBER DEFENSE

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Imagine you walk into work early one morning. Coffee in hand, ready to pick up where you left off, to-do list growing and deadlines looming. You power up your computer to discover something wiped it clean. Spreadsheets? Server access? Vital research? Gone.

Malicious hackers’ motivations often involve crippling the digital environment of an organization with destructive malware. According to research, cyber attacks increased more than 150 percent between 2016 and 2017, but at Booz Allen we’re evolving our systems to stop hackers in their tracks.

This scenario occurred last summer during a widespread cyber attack, targeting hundreds of organizations—in 64 nations. Hackers behind NotPeyta ransomware rendered computers, research, and critical business-related information inaccessible. Security researchers quickly concluded NotPetya was no traditional ransomware, but a lethal wiper deployed to destroy networks.

Our client—a global manufacturing company—lost infrastructure and years of research.

One day later, a dedicated team of Booz Allen cybersecurity experts, risk analysts, and IT specialists arrived on site. Pulling from broad geographies and talent across our firm, the team assessed the ransomware’s reach, formulating a plan: Recover data and information, remediate and rebuild the infected infrastructure, and ensure client protection against similar future attacks. Our tactic hinged on a marriage of creativity and cybersecurity science—safeguarding information living across various systems and physical devices.

“We rapidly designed, set up, and are running a 24/7 cyber fusion center,” said Cyber Fusion Lead Steve Riffer. We integrated cyber threat intelligence with security and emerging tech—a mix of collaborative human brainpower, and

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the latest and greatest technology—aimed at identifying, assessing, and mitigating threats.

The team worked around the clock, nights, weekends, and through holidays. The motivation that kept them going: Certainty they were making a difference.

Incident Response Analyst Marlon Gajadhar recalls an especially touching moment.

“One digital forensics expert caught a last-minute flight, hoping to recover critical research—essentially the life’s work of a member of the client team. The Booz Allen employee worked through the night, and ultimately recovered the lost data.”

The client, with tears in his eyes, gave our employee a hug, thanking him profusely.

“We made the client’s mission our mission,” said Tony Gaidhane, engagement lead.

We helped them think about ongoing improvements to prevent another catastrophic event, and developed a blueprint for a larger transformation plan. Most importantly, the knowledge—and agility—we gained poises us to better assist future clients. It also helped us develop more efficient best practices and repeatable processes. In transforming our client’s cybersecurity program, we improved our own approach.

“The unique nature of this malware outbreak gave us insight into how to plan for attacks,” said Steve, describing malicious attackers as “mad geniuses.”

But Booz Allen is in tune to the latest breakthroughs in digital security research. We aren’t afraid to leverage the massive cyber defense community via extensive forums and global cybersecurity events.

“If you turn your back for more than a day, you’re behind,” Steve said. “It takes a village to protect against threats.”

We made the client’s mission our mission. We completely transformed the client’s cybersecurity program. TONY GAIDHANE Engagement Lead

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SECURING MOBILE DEVICES FOR THE

U.S. DEPARTMENT OF DEFENSE

GIVING DEFENSE LEADERS SECURE AND MOBILE ACCESS TO INFORMATION

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We’ve come to expect our smartphones and tablets to give us quick access to information— anytime, anywhere.

What if that information is critical to national security? How can government leaders use mobile technology to view privileged data without opening themselves up a new host of security concerns? That was the challenge facing our nation’s top government leaders at the U.S. Department of Defense (DoD).

Every day, the DoD uses controlled unclassified information and classified information to make real-time decisions about real-world events, such as nuclear threats, cyber attacks, or civil unrest.

Yet DoD leaders can’t pick up any commercially available mobile device and start communicating with one another. Their government-issued mobile devices—along with live full-motion video feeds for intelligence, surveillance, and reconnaissance; email; voice; and other command and control communications—need special security, all while maintaining a similar user experience as their personal devices. Booz Allen was called in to help.

It was a tall order. “Our clients at the DoD came to us for some outside-the-box thinking,” says Mark Battaglini, enterprise mobility project manager. “In addition to large compute power, their mobile devices needed to be secure enough to address strategic communications at various classification levels.”

Starting with a four-person team in 2012, we collaborated with our clients to develop a mobile-first, strategy and a plan to get there. Booz Allen then deployed a small pilot of a few thousand unclassified users. “At the time we didn’t know how big it was going to grow,” Mark says. “Over time, we ultimately realized this project was going to require the collective knowledge of our experts across the entire firm.”

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In just 5 years, that small project has grown by leaps and bounds. We’ve transformed the agency’s IT enterprise, developing and delivering core secure mobile capabilities—with an integrated framework of engineering and requirements, rigorous testing and evaluation, and strategy and governance.

Now, more than 100,000 DoD mission partners are using the secured devices, enabling secure mobile communication at three different classification levels, including Top Secret for senior executive leaders. “We’re putting the full power of mobile computing into their hands with full DoD-grade security,” says Jeff Prevett, enterprise mobility support portfolio manager. “Whether it’s a government official or a tactical user overseas, we’re enabling real-time access to data and services to enhance open collaboration and near real-time decision making.”

Now that DoD is mobile first, it’s time for the next step in their transformation. We’re further supporting the enhancement of the DoD mobile enterprise, introducing new, more sophisticated capabilities like location-based awareness and mobile threat detection. The result: We’re able to deliver a secure, reliable mobile ecosystem that our clients require to evolve to a mobile workforce.

“We’ve built a functional brand, while making significant impact and bringing more value to our clients, championing everything that Booz Allen brings to bear,” Mark says. “We’ve set the stage for a mobile capability that will be around for years to come.”

We’ve built a functional brand, while making significant impact and bringing more value to our clients, championing everything that Booz Allen brings to bear.

MARK BATTAGLINI

Enterprise Mobility Project Manager

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BOOZ ALLEN CYBER: CERTIFIED BY THE BEST

OUR CYBER CAPABILITY IS BACKED BY THE FIELD’S MOST ELITE ACCREDITATIONS

Booz Allen is the only company in the world to hold all three of the U.S. Government’s elite cybersecurity accreditations.

These (1—3) and the other accreditations listed here demonstrate our ability to deliver highly trained cybersecurity professionals, documented and repeatable processes, and industry-leading technologies and methods in the defense of the most critical systems out there.

Our cyber professionals hold more than 6,800 individual cyber certifications between them, including Security+, Certified Information Systems Security Professional (CISSP), and Certified Ethical Hacker (CEH).

NATIONAL SECURITY AGENCY (NSA)

CYBER INCIDENT RESPONSE ASSISTANCE (CIRA)

NSA’s CIRA accreditation distinguishes Booz Allen as a qualified provider of rapid, onsite incident response and intrusion detection support.

NSA VULNERABILITY ASSESSMENT SERVICE (VAS)

NSA’s VAS accreditation distinguishes Booz Allen as a qualified provider of security scanning and vulnerability assessment services.

GSA HIGHLY ADAPTIVE CYBERSECURITY SERVICES

As a holder of all four GSA Highly Adaptive Cybersecurity Services special item numbers, Booz Allen is pre-vetted to provide agencies with critical cybersecurity support.

AGENT OF THE SECURITY CONTROL ASSESSOR (ASCA)

As an ASCA, Booz Allen is authorized to perform cybersecurity risk assessments on systems and devices intended for use on U.S. Air Force networks.

CREST CERTIFICATION

Booz Allen has received CREST’s internationally recognized cybersecurity accreditations in the areas of incident response, penetration testing, and threat intelligence.

MITRE CVE NUMBERING AUTHORITY

Booz Allen is authorized to add newly discovered software and system vulnerabilities to MITRE’s archivally numbered list of common vulnerabilities and exposures (CVE).

Backed by many of the field’s most prestigious credentials and bolstered by intimate understandings of agency cultures and missions, we’re proud to secure more than 80% of .gov networks and many millions of government-connected devices through our support of the Department of Homeland Security’s Continuous Diagnostics and Mitigation Program.
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MEETING THE DEMAND FOR

NETWORK TRANSFORMATION

CHANGING THE U.S. NAVY’S IT CULTURE IS A DECADE-LONG EFFORT

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The U.S. Navy has one of the world’s largest intranets, clocking in at more than 800,000 users. Peppered across the globe, service members—and their leaders—depend on the tool to connect and strategize across wide sectors.

But this connection wasn’t always so easy.

Back in 2007, the Navy approached Booz Allen with a significant operational challenge: Help them modernize and regain visibility and control over their intranet after distributing oversight for more than a decade. Navy leadership knew that its intranet was a vital element of the warfighting and national security mission, and Booz Allen agreed, accepting the daunting task.

Historically, management and governance of Navy information technology (IT) networks and services were distributed among multiple, often independent, government organizations, acquisition programs, and vendors. This created a patchwork of differing systems that didn’t always talk to each other.

“Over time we helped them completely transform the way they acquire and operate their network and IT services,” said Booz Allen Project Manager Natalie Morrozoff. “We helped change the Navy’s IT culture.”

For more than 10 years, a Booz Allen team of functional experts, hailing from all pockets of the business, worked hand in hand with Navy acquisition, operations, and engineering clients to fundamentally transform the way the Navy acquires, designs, operates, and secures its IT networks and services.

The goal of this large-scale transformation effort was multi-faceted: an innovative, reliable, secure, agile, and cost-effective network—catering, above all, to the warfighter’s needs.

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A big part of IT transformation and modernization is breaking down silos and doing things in a more efficient, effective, and systematic manner. TIM ROGERS Transformation Architect

Implementation was tough. The team tackled countless moving pieces and parts as cultural barriers, fiscal constraints, shifting operational and acquisition priorities, the rapid pace of technology advancements, workforce readiness, and persistent attacks on existing networks all contributed to the challenge.

“A big part of IT transformation and modernization is breaking down silos and doing things in a more efficient, effective, and systematic manner,” said Tim Rogers, transformation architect. “We’re establishing a platform of shared IT infrastructure.”

Tim also cites an example of the growing global dependence on mobile technology. “People constantly use iPhones and tablets. Traditionally, it’s taken many years to design, acquire, and deploy a new mobile technology to the warfighter. The Navy’s goal is shrinking that to months or weeks.”

It’s working. Development time is decreasing as the team works to constantly evolve the organization’s IT landscape.

“We also put together a common framework, a lexicon, and a set of standards to bring all the communities and dimensions together,” said Michael Thompson, functional leader.

But it’s not just about supporting traditional administrative and business functions. This effort is much bigger than that.

“I think it’s important to understand this also revolves around safety and security,” said Frank Clay, business and strategy analyst.

Tim is quick to agree. “It encompasses a wide variety of initiatives—things like maintaining freedom of maritime navigation, cyber and information warfare, enabling global commerce, and critical humanitarian missions like earthquake and tsunami response.”

It’s more proof that the expansive work extends beyond technology. It links people, process, and culture.

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TRANSFORMING THE FUTURE HELPING CLIENTS MAKE HISTORY For more than 100 years, Booz Allen has assisted in creating some of our clients’ great moments—showing that the time to transform the future is now. Here are some milestones we’ve helped to make happen. GOVERNMENT Found the firm: Edwin Booz provides expertise to Illinois State Railroad, first major client CULTURE Shape the new industry: James Allen coins the phrase “management consulting” BUSINESS Create retail strategies: Montgomery Ward goes from near-bankruptcy to $13.5 million in annual profits by 1936 DEFENSE Help double the U.S. Navy and restructure the U.S. Army: Military is strengthened for World War II ENGINEERING Help the Eisenhower Administration justify a space program: National Aeronautics and Space Program (NASA) is launched DEFENSE Estimate staff and budget for military research: U.S. Air Force develops guided missile program CULTURE Introduce Product Lifecycle concept: Booz Allen and Johnson Wax’s Sam Johnson collaborate ENGINEERING Support Apollo 11 mission: Assist NASA with theoretical strategy for moon landing CULTURE Pave the way for the first Super Bowl: Help American and National Football Leagues merge BUSINESS Help General Electric transform: GE becomes an innovative powerhouse GOVERNMENT Provide creative research expertise: Agency later becomes Defense Advanced Research Projects Agency (DARPA), creator of the Internet BUSINESS Help engineer successful Chrysler turnaround: Automaker pays off loans 7 years ahead of schedule ENGINEERING Help design Hubble telescope for astronomical research: Spacecraft still operates today BUSINESS Assist in the merger of British Petroleum and Amoco: BP formed, world’s third largest oil company ENGINEERING Support in-orbit assembly of International Space Station: Work extends to today’s operations DEFENSE Develop directed energy prototypes for the U.S. Navy: Our research continues today GOVERNMENT Assist with the U.S. Department of Homeland Security after 9/11: Help the U.S. Federal Bureau of Investigation (FBI) create a Regional Computer Forensics laboratory GOVERNMENT Help transform the Internal Revenue Service (IRS): IRS2Go becomes the government’s most downloaded app CULTURE Provide precision planning for Major League Baseball’s landmark rules change: Extended Replay launched ENGINEERING Learn more about our engineering capabilities DEFENSE Discover ways we help defense agencies move ahead BUSINESS See how we’re helping safeguard today’s business GOVERNMENT Explore how we’re helping the government transform CULTURE Learn more about our legacy of transformation

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STREAMLINING SERVICES,
SOFTWARE, AND SOLUTIONS

ADVANCING CLIENT PROJECTS WITH A ROBUST SOFTWARE
DELIVERY PLATFORM, AUTOMATED INTERNAL PROCESSES

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[music playing] Owen Beste: The CSN platform is making sure that teams have the tools that they need and that they can get those tools quickly efficiently, and securely. Leann Adams: Prior to the CSN and the Self-Service Portal, there were a bunch of team that were running the same or similar systems and applications, and each team was responsible for the security and compliance within their environment. We provide centrally-managed systems and applications which reduces the firm’s security risk footprint. Andy Lefko: So, what we do at bottom line is to enable team to focus on what’s important for fulfilling their client’s mission rather than dealing with these different types of administrative burdens and costs. Owen Beste: My team at the CSN provides impact on a daily basis to over 3,000 users of our platform. Oliver Morales: We support the infrastructure, we support the work, we support the applications, the systems. Users can call us at 24/7, 365, anytime when they have issues with their projects, their systems, and ensure they know things are working for them. Andy Lefko: I think we’ve had a great impact in many ways: cost, time, risk, security, to make sure that we’re hitting all of our service level objectives and also to continuously improve. [end of transcript]

Jennica Brodeur had a technical issue. She couldn’t access the firm’s cyber threat monitoring tools she needed to do her job. As client relationship manager for Booz Allen’s Cyber4Sight team, Jennica works with cyber analysts to help our commercial clients stay ahead of cybersecurity threats.

Jennica knew just who to contact to troubleshoot—the Client Solution Network (CSN). “They’re our go-to team,” says Jennica. “They effectively handle our technical issues, backend setup, and account management processes.”

CSN’s Network Operations Center Manager Oliver Morales is quick to point out that it’s a 24/7, 365-day-a-year operation. “Users call us anytime they have security and service issues with their projects and systems. We ensure things work for them.”

The process wasn’t always so smooth. “Before CSN, things were clunky,” Jennica says. “If we needed an account set up or had an issue, there were long delays as engineers juggled multiple service requests. Timeliness and consistency are much better now.”

The operational support provided by the Network Operations Center is one of many essential components in the CSN software delivery platform. We’ve enhanced our infrastructure firmwide to meet the evolving needs of our clients, with robust tools, cloud services, and more efficient governance.

Historically, client delivery teams procured, engineered, and operated their own tools, infrastructures, and hosting in hundreds of isolated project environments—which often took weeks to configure. Using heavy automation, we’ve transformed our internal processes to better create, deliver, and protect our client projects.

Working with client teams to drive requirements, the CSN team designed a secure, self-service software delivery portal that’s centrally managed. Software development teams simply enter their project name and add team members, tools, and services. The platform automatically deploys those resources into the hosting environment—in a few short minutes.

“We’ve standardized and centralized apps and services,” says Owen Beste, platform and applications lead. “The platform gives teams the tools they need—quickly, efficiently, and securely.”

Now serving more than 3,500 people on more than 1,000 projects firmwide, CSN allows our people to concentrate on what’s important—ensuring the future success of our clients and their missions.

“Because of the operations support and tools CSN provides, we’re able to provide fast, effective, and streamlined services to our clients,” Jennica says.

Because of the operations support and tools CSN provides, we’re able to provide fast, effective, and streamlined services to our clients. JENNICA BRODEUR Client Relationship Manager

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HELPING OUR CLIENTS TRANSFORM	Transformation is the heart of what we do. We’re helping clients with their most challenging and transformative projects—innovating solutions, enhancing capabilities, and modernizing processes.

U.S. NAVY

The Navy has one of the world’s largest intranets, comprising more than 800,000 users. Booz Allen helped them modernize and regain visibility and control of their intranet after relinquishing it for more than a decade.

INTERNAL REVENUE SERVICE (IRS) Booz Allen helped develop a new streamlined and mobile-friendly IRS.gov and the popular IRS2Go app—now the No. 1 most downloaded government app ever.

U.S. DEPARTMENT OF DEFENSE (DoD)

Booz Allen developed mobile capabilities for the DoD across three security classifications and deployed the Federal Government’s first enterprise mobile tablet solution at a Secret classification level.

U.S. DEPARTMENT OF VETERANS AFFAIRS (VA)

For the VA, Booz Allen led development of the Veterans Benefits Management System. The software solution replaced an antiquated, paper-based system and brought the claims backlog down by 88 percent.

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TRANSFORMING

OURSELVES

Our people focus the lens of change on ourselves,
our organization, and our world. From personal
altruism to digital-first disaster response, supporting
women and a diverse workforce to enhancing our
cyber capabilities, we demonstrate that empowered
people bring a better future closer.

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ELEVATING WOMEN

IN THE WORKPLACE

BOOZ  ALLEN  SETS  THE  EXAMPLE  WITH  INCLUSIVE

LEADERSHIP,  RECOGNIZING  UNCONSCIOUS  BIAS

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When Sabina Shrestha emigrated from Nepal at 16, she never guessed she’d teach herself to code. Now the SharePoint developer and task lead is doing exactly what she dreamed of as a kid. “I wanted to wake up and solve problems that would make a difference in people’s lives,” Sabina explains.

Women are an integral part of problem solving at Booz Allen, but they can often face challenges their male peers don’t. Booz Allen knows this is an issue in the community. We’re paying close attention and have a focused effort on empowering and elevating women in the workforce.

[music playing] Jenny Oh: There’s a saying -- you know, “Be the change that you want to see in the world.” So, why don’t you be the change that you want to see in your company? When I was growing up, you know, I didn’t have a network of women to reach out to, especially because -- I think because my parents were minorities and they didn’t work the professional field. So, I couldn’t ask them, you know, “What’s corporate culture like? What’s a 401K?” You know, they didn’t have those answers for me. And I would hate for a girl today to not know those things. So, part of my personal mission is to be that network, that supportive network for other women and other girls so that, you know, we can close the gap on knowledge. Sabina Shrestha: I think the biggest challenge for me personally as a woman in STEM, as a woman in general in the workforce, was having that confidence. You know, and in came from within. That I oftentimes was pulling myself back because I was people may say and what people would think about me. And once I overcame that it was freeing; it was as if I could now do whatever I wanted to, what I set out to, and that’s something that I try to pass on whenever I talk to any woman or any girl who is trying to pursue a career in STEM. Jenny Oh: Sometimes I felt unheard, outnumbered, outshined. And coming from parents who came to the United States in their 20’s and 30’s, you know, they faced challenges in their careers. So, when I go to them for advice or, you know, try to share my hardship with them, their advice to me is quite different from what I would want to tell a girl today. For them, they were, like, you know, “Just ignore that it happened; put your head down and do the work.” You know, I think oftentimes minorities of their generation -- it’s not about having the voice but about having the stability so that you can provide for your family. I think times have changed where we can tell the girls and, you know, minorities today that it’s okay to have a voice; your voice matters, and Booz Allen is here to listen to you. Sabina Shrestha: For me, when I think of ferocious integrity, I think of all the challenges that we’ve encountered as women, and rising through and above it and coming this far, but realizing that there’s so much more to be done. [music playing] [end of transcript]

Attracting, retaining, and developing female talent—just like Sabina—is the current focus of Booz Allen’s Women’s Forum, an agent of change to help facilitate career fulfillment for the women of Booz Allen. Diverse candidates with in-demand skillsets—as well as legacy employees who are hungry to learn, mentor, and lead—are some of our most valuable assets. So in alignment with our women’s agenda, we’re creating a women’s development initiative aimed at improving retention, development, and sponsorship to ensure balanced promotion opportunities.

Our Problem Solvers campaign is another part of the effort to elevate women. Inspired by the Academy Award-winning blockbuster “Hidden Figures,” which tells the story of three brilliant African-American women behind one of history’s greatest NASA operations, we crafted an extensive series of profiles featuring our own brilliant women engineers. Booz Allen explored why each woman chose a science, technology, engineering, and math (STEM) related career and how their technical skills help solve today’s challenges.

This past year we also kicked off our Women of Washington radio program, featuring a Booz Allen woman leader on targeted panel discussions. The radio series covers various work-related topics, but also touches on each leader’s professional journey and the importance of mentorship.

We’re excited to shine a spotlight on the many talents of women, and we know there isn’t a one-size-fits-all approach to transformation. It will take uncomfortable conversations. Listening and acting with empathy. Inclusive leadership. Recognizing unconscious bias.

BY THE NUMBERS Working Mother magazine named us one of the In partnership with the Center for Talent Innovation, sponsor of the national Wonder Women in STEM study exploring the success differentiators for women in the STEM field(s) Elevated 250+ women over 9+ years for external award recognition via Women of Color in STEM, National Association of Female Executives (NAFE) and Society of Women Engineers (SWE)

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Unconscious bias occurs when our brains make snap judgments without our realizing. A prime example is the perception that female leaders are aggressive rather than assertive—a stressor that can’t be ignored.

“Unchecked, this leads us to make decisions that support unintentional exclusion,” said Cheryl Wade, Diversity and Inclusion Lead. “We’re creating an unconscious bias and inclusive leadership curriculum that goes beyond training to create experiential learning and promote accountability.”

Army veteran and Project Manager Diane Wilkerson points out that this bias has other negative ramifications. “I’m much better than I used to be, but confidence is the thing that still plagues me. We must learn to walk into a room and project confidence,” said Diane. “As soon as someone hears a woman’s voice, there is this idea that you can’t stand up to the pressure. At some point in my lifetime, I hope people will stop all the nonsense—stop thinking women aren’t tough enough.”

Equally important, men must act as allies—challenging their own unconscious bias and where it shows up in our systems and processes.

“The No. 1 way men can be an ally is by sponsorship. Be someone who will advocate and put their own political capital on the table to elevate someone else’s career,” said Cheryl. “It must be an active activity.”

But it doesn’t stop there. Booz Allen is also constantly auditing and benchmarking to make sure we address inequities as soon as they emerge.

IT Strategist Jenny Oh sees progress—both professionally and personally. “We’ve had huge struggles, but we’re making strides. It makes a big difference because it helps how we navigate our home life as well. Confident women change the world.”

Be someone who will advocate and put their own political capital on the table to elevate someone else’s career.

CHERYL WADE

Diversity and Inclusion Lead

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SUPPORTING WOMEN IN THE WORKPLACE

REIMAGINING A DIVERSE AND FLEXIBLE FUTURE

Booz Allen continues to evolve its employee value proposition—the promise we make to our employees about the kind of firm we are. Commitment to a diverse workforce is an essential part of that promise.

Vice President Bob Miller, a leader in

our Infrastructure and Environment

business, has 27 years of experience

as an advocate for diversity.

He asks tough questions of our

firm and of himself: Am I fairly

advocating for all employees?

How can I attract and retain

top talent—women and men?

For Bob, it comes down to five

behaviors that can help leaders

advocate for their employees:

BE GENUINE IN VALUING DIVERSITY

I add my voice to many others in saying that diversity is essential to the success of Booz Allen and our country. It’s not only the right thing to do, but diversity brings varied perspectives on a problem that helps us drive unique and creative solutions.

BE FLEXIBLE TO THE NEEDS OF YOUR EMPLOYEES

We need to make working here work for our employees. Many leaders have a lot of flexibility at their discretion but fail to use it—hiding behind bureaucracy instead of making right decisions. If you can be flexible, do it!

BE MINDFUL OF YOUR PERSONAL ASSUMPTIONS

What if an employee comes back from maternity leave and I don’t put her on a project likely to have extended or unpredictable hours, because I don’t want to add to her already full plate? Good intentions, maybe, but it’s not my place to decide that on the employee’s behalf based on a perceived set of circumstances. Leaders must have discussions with their employees and not make unilateral assumptions.

BE CONSCIOUS OF POTENTIAL BIAS IN ASSIGNING ROLES

I’ve seen it happen more than a few times—where the only woman in the room is asked to be the note-taker at every meeting—perhaps due to bias (intentional or not). Share roles, both the good and the tedious, across your employees.

BE DELIBERATE ABOUT CAREER DISCUSSIONS WITH ALL EMPLOYEES AND FIND COMMON GROUND FOR MENTORSHIP

Leaders need to recognize talent and proactively sponsor and advocate equally—not just for those with the loudest voices. Ask your employees about the best ways for mentorship and advocacy to unfold. Ensure the setting is optimal for what you’re trying to achieve in helping that employee be successful.

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A NEW DAY IN

DISASTER RESPONSE

NO  LONGER  REACTIONARY:  BOOZ  ALLEN  POISED

TO  RESPOND  BEFORE  DISASTER  STRIKES

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It’s refreshing to see how much leadership truly cares. ERIKA INGRAM Risk Business Analyst

When Hurricane Harvey barreled into the Texas coastline in August 2017, it devastated the Houston area. Harvey caused more than $125 billion in damages and changed the lives of 120 Booz Allen employees, leading to a tireless response effort to help those impacted. But Harvey was just one storm during one of the most active seasons on record—a sobering reminder of nature’s unpredictable power.

At its core, disaster response is an exercise in agility, and Booz Allen’s ability to snap into action quickly, nimbly, and effectively rests on a foundation of thorough preparation. But we also know response efforts must evolve, and what we learned from Hurricanes Harvey and Irma is helping us transform the way we prepare and respond to a wide range of calamities.

[music playing] Joe Thurston: Hi; my name’s Joe Thurston, and you’re listening to Booz Allen Stories. In this series, we’ll pull back the curtain on our projects so you can get to know who we are, where we come from, and why we do what we do. Today, we hear from Andrea Tennison, the emergency management specialist who led the effort to keep our employees safe and secure during and after Hurricanes Harvey and Irma. The stories of selflessness, courage, and passionate service that she heard coming from the impact zones left her feeling truly inspired. Andrea Tennison: I’m Andrea Tennison, emergency management specialist at Booz Allen. For me, passionate service means doing work that you love to benefit the greater good, whether that’s employees, our communities, our clients. For me, the Hurricane Harvey and Irma responses were really game-changing; I responded to disasters large and small before, but nothing to this magnitude that went on for so long. What gratified me was being on the phone with the leaders in our Houston, San Antonio, and Tampa offices day after day, trying to keep their spirits up, trying to account for their people, trying to make sure that they understood the resources and benefits available to them and the affected people within the communities. That was really what it was about for me: making sure those people who had just gone through a horrific, potentially life-changing situation, felt supported by the firm and ready to recover. What I hope in the work that we do is that we’re at least changing the world for the individual impact employee. You know, we unfortunately can’t stop bad things from happening, but we can show that, as a firm, we care for our employees when bad things happen. We have benefits, resources, time off, money available to support our employees in time of need. What I’m looking for is people to feel supported, feel engaged. I want to be in the background supporting our people so that they can then change our clients’ worlds. Joe Thurston: What role did Booz Allen leaders play in our emergency management response to these storms? Andrea Tennison: The leaders in the field for the Harvey and Irma responses really stepped up as leaders. It wasn’t about restating the state of the business and the effect on operations; there was a deep concern and caring for their employees. We had people, leaders, in the office organizing work parties to help rip out moldy drywall from people’s homes who were affected. We had people volunteering for search and rescue crews. It went above and beyond their day-to-day job duties at Booz Allen. There were just amazing stories that bubbled up from the ground level. Hearing those stories was very gratifying, and knowing that our firm was making a difference. We were helping our employees, we were helping our communities. Joe Thurston: Thanks for listening to this episode of Booz Allen Stories. To learn move, visit boozallen.com. [music playing] [end of transcript]

Natural disasters often allow for a few days’ warning—and Booz Allen is using collective brainpower to better prepare during those precious moments. To develop best practices, we tapped into our employees representing various emergency management functions, including client-facing expertise with the Federal Emergency Management Agency. We are leveraging all available resources and developing creative solutions to help those who need it most.

Our new emergency loan protocol is one example. For those who suffer catastrophic damage to their home or primary transportation, we recently introduced a new Booz Allen-funded and interest-free emergency loan program. Loans may equal up to 30 percent of an employee’s base salary, not to exceed $25,000.

“It’s refreshing to see how much leadership truly cares,” says Erika Ingram, risk business analyst.

We also have a wealth of trained emergency personnel within our ranks and want to encourage them to mobilize during disasters. Our updated Civic Responsibilities Leave allows employees who are trained, certified, or an active volunteer (e.g., volunteer emergency medical technician, law enforcement) and called up by a government agency (e.g., the National Fire Service, local police department) or non-governmental organization (e.g., the American Red Cross) to take up to 10 days each year to assist.

Booz Allen is thinking differently. We are anticipating. We’re better prepared. We’re empowering people to help themselves before disaster strikes.

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5 KEYS TO TECHNOLOGY TRANSFORMATION

HOW SENIOR IT STRATEGIST MIKE THOMPSON HELPS ORGANIZATIONS MOVE TOWARD
THE FUTURE

Mike Thompson makes change happen. As one of Booz Allen’s senior information technology (IT) strategists, he helps the U.S. Department of Defense succeed at large-scale technological transformation—including helping the Navy bring its acquisition, operations, and engineering communities together. We asked him for his top concepts for helping large organizations think differently about technology. Here’s what he had to say:

PUT PEOPLE FIRST. Change is never just about the technology. You have to think about people, process, and governance. Addressing organizational and cultural changes is key.

REMEMBER WHY YOU’RE TRANSFORMING. In the Navy, it’s about enabling the objectives of the enterprise and supporting the warfighter. You must put yourself in the warfighter’s shoes. You’re affecting people’s lives.

LOOK FOR QUICK WINS. Transformation is a long-term, big- picture goal. To succeed, you need to quickly demonstrate the impact change can make. Pull people in, get them excited, and let them see how innovation adds value.

COMMUNICATE AT EVERY STAGE. Establish a robust plan at the outset to convey goals and progress. Make sure you understand the customer’s needs and requirements, and find out whether you’re fulfilling them along the way. Involve customers in creating prototypes so you can get their input early. When you field new technology, provide high-quality training.

RESPECT DIFFERENCES. Working across diverse military communities, I’ve discovered each has its own best practices—whether we’re talking about agile software development, process methodologies, IT infrastructure libraries, lexicons, whatever. Success isn’t about pushing one approach but finding common ground. Find a way to integrate best practices and frameworks so you can get people moving ahead together.

Success isn’t about pushing one approach, but finding common ground. MIKE THOMPSON Senior IT Strategist

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ONE EMPLOYEE’S

EXTRAORDINARY GIFT

APRIL SCOTT FEELS INSPIRED TO TRANSFORM—
AND ULTIMATELY SAVE—A STRANGER’S LIFE

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Call it a case of life imitating art. It only took one episode of medical drama “Grey’s Anatomy” to inspire April Scott and her husband Steve Schmitz to each donate a kidney.

You’ve probably seen stories like this. Inspiring, feel-good news segments or viral videos about complete strangers that raise goosebumps or bring on tears. But April is no stranger. She’s one of our own—a Booz Allen employee who’s supported the U.S. Department of Veterans Affairs (VA) for nearly 20 years.

After watching series protagonist Dr. Meredith Grey perform staged surgery, April and Steve, residents of Indian Rocks Beach, Florida, began researching real-world statistics.

“According to the National Kidney Foundation, more than 100,000 people are waiting for life-saving kidney transplants and someone new is added to the waitlist every 14 minutes,” said April. “The more we learned, the more we realized this would be our way to make a difference.”

With that, the couple elected to go under the knife, armed with the knowledge they would soon transform the life of someone in desperate need. Someone they didn’t know.

April and Steve are categorized as living, altruistic donors—those who are not related to or do not know the recipient—comprising just 4 percent of all kidney donors. Of those 4 percent, there are only two previous instances of married couples donating kidneys together, according to the United Network for Organ Sharing. This makes April and Steve’s courageous act that much more extraordinary.

According to the National Kidney Foundation, more than 100,000 people are waiting for life-saving kidney transplants and someone new is added to the waitlist every 14 minutes.

APRIL SCOTT

Senior Lead Technologist

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I also find purpose in supporting VA. Both my father and step-father are veterans, which allows me to understand veteran needs on a personal level. APRIL SCOTT Senior Lead Technologist

But April’s boundless empathy and dedication to others doesn’t stop there. It extends to her work, as a mentor to junior colleagues, and as a volunteer in her community—a true example of Booz Allen’s culture of passionate service. “Through a local organization, I’ve worked on several projects to provide needed services, to widows, such as home repair and yard service,” said April. “I also find purpose in supporting VA. Both my father and step-father are veterans, which allows me to understand veteran needs on a personal level.”

This past Valentine’s Day—also National Donor Day—outside the hospital in which she underwent surgery, April met the man who received her kidney.

“It was a very emotional experience. It brought me great joy to see how healthy he looked, despite being very ill prior to the transplant. Meeting his wife, who along with their 8-year-old son, watched him decline, showed me the impact I made went further than just one person,” said April.

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APPENDIX

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NON-GAAP MEASURES

We publicly disclose certain non-GAAP financial measurements, including Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted Earnings Per Share, or Adjusted Diluted EPS, because management uses these measures for business planning purposes, including to manage our business against internal projected results of operations and measure our performance. We view Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. In addition, we use Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. We present these supplemental measures because we believe that these measures provide investors and securities analysts with important supplemental information with which to evaluate our performance, long-term earnings potential, or liquidity, as applicable, and to enable them to assess our performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in our industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted Net Income and Adjusted Diluted Earnings Per Share, and (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS, as measures of operating results, each as defined under GAAP. We have defined the aforementioned non-GAAP measures as follows:

+	“REVENUE, EXCLUDING BILLABLE EXPENSES” represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations.

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+	“ADJUSTED OPERATING INCOME” represents operating income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature.

+	“ADJUSTED EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. The Company prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.

+	“ADJUSTED NET INCOME” represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the “2017 Tax Act”) in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company’s deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company’s performance and the way in which management is incentivized to perform.

+	“ADJUSTED DILUTED EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements.

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BOOZ ALLEN HAMILTON HOLDING CORPORATION

NON-GAAP FINANCIAL INFORMATION

Below is a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS to the most directly comparable financial measure calculated and presented in accordance with GAAP.

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)		FISCAL YEAR ENDED MARCH 31,
REVENUE, EXCLUDING BILLABLE EXPENSES	2018 (UNAUDITED)	2017 (UNAUDITED)	2016 (UNAUDITED)
Revenue	6,171,853	$5,804,284	$5,405,738
Billable Expenses	1,861,312	1,751,077	1,513,083
Revenue, Excluding Billable Expenses	4,310,541	$4,053,207	$3,892,655
ADJUSTED OPERATING INCOME
Operating Income	$520,085	$484,247	$444,584
Amortization of intangible assets (a)	—	4,225	4,225
Transaction expenses (b)	—	3,354	—
Adjusted Operating Income	$520,085	$491,826	$448,809
EBITDA, ADJUSTED EBITDA & ADJUSTED EBITDA MARGIN ON REVENUE
Net income	$305,111	$252,490	$294,094
Income tax expense	132,893	159,410	85,368
Interest and other, net (c)	82,081	72,347	65,122
Depreciation and amortization	64,756	59,544	61,536
EBITDA	584,841	543,791	506,120
Transaction expenses (b)	—	3,354	—
Adjusted EBITDA	$584,841	$547,145	$506,120
Adjusted EBITDA Margin on Revenue	9.5%	9.4%	9.4%
ADJUSTED NET INCOME
Net income	$305,111	$252,490	$294,094
Amortization of intangible assets (a)	—	4,225	4,225
Transaction expenses (b)	—	3,354	—
Release of income tax reserves (d)	—	—	(53,301)
Re-measurement of deferred tax assets/liabilities (e)	(9,107)	—	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	2,655	8,866	5,201
Adjustments for tax effect (f)	(969)	(6,578)	(3,770)
Adjusted Net Income	$297,690	$262,357	$246,449
ADJUSTED DILUTED EARNINGS PER SHARE
Weighted-average number of diluted shares outstanding	147,750,022	150,274,640	149,719,137
Adjusted Net Income Per Diluted Share (g)	$2.01	$1.75	$1.65

a.)	Reflects amortization of intangible assets resulting from the Carlyle Acquisition.
b.)	Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016.
c.)	Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.
d.)	Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle Acquisition.
e.)	Reflects the provisional income tax benefit associated with the re-measurement of the Company’s deferred tax assets and liabilities as a result of the 2017 Tax Act.
f.)	Fiscal 2017 and 2016 reflect the tax effect of adjustments at an assumed effective tax rate of 40%. Beginning in the third quarter of fiscal 2018 with the enactment of the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 36.5%, which approximates a blended federal and state tax rate for fiscal 2018, and consistently excludes the impact of other tax credits and incentive benefits realized.
g.)	Excludes an adjustment of approximately $1.9 million, $2.3 million, and $3.5 million of net earnings for fiscal 2018, 2017, and 2016, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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